UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pilot House-Lewis Wharf, 2 Atlantic Avenue, 6th Floor
Boston, Massachusetts 02110
(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 586-3900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into the Executive Employment Agreement (the “Amended Employment Agreement”) with Keith M. McGahan, its Chief Legal Officer. The Amended Employment Agreement amends the existing Executive Employment Agreement, dated as of June 18, 2018, by and between the Company and Mr. McGahan (the “Original Employment Agreement”), by extending the initial term of the Original Employment Agreement from June 18, 2023 to November 18, 2023. No other changes or modifications have been made to the Original Employment Agreement.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: May 1, 2023	By:	/s/ Nora E. Brennan
Name: Nora E. Brennan
Title: Executive Vice President and Chief Financial Officer